UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

MAPTELLIGENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-218746	88-0203182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

(Address of principal executive offices) (zip code)

415 990-8141

(Registrant’s telephone number, including area code)

Copies to:

Joseph Cosio-Barron

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

415-990-8141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2021, Maptelligent, Inc., a Nevada corporation (“Maptelligent”) entered into a Reseller Agreement (the “Agreement”) with Geo-Comm, Inc., a Minnesota corporation (“GeoComm”). Pursuant to the Agreement, GeoComm appoints Maptelligent as the non-exclusive reseller of the GeoComm Products (as defined in the Agreement). Furthermore, GeoComm hereby granted Maptelligent a limited, non-exclusive, non-sublicensable, non-transferable license in the United States during the term of the Agreement to include GeoComm Products in any and all products made by Maptelligent that incorporate or include all or a portion of the GeoComm Products (the “GeoComm License”). Furthermore, the GeoComm License will permit any a customer that licenses one or more GeoComm Products from Maptelligent to login to the GeoComm Products directly. In connection with the services provided under the Agreement, Maptelligent will pay GeoComm fees in accordance with the amounts set forth in Exhibit A of the Agreement.  The term of the agreement is for three years, and will renew for successive one year terms unless terminated by either party of the Agreement. The Agreement contained standard covenants, indemnifications and warranties made by both Maptelligent and GeoComm.

The foregoing description of the Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Reseller Agreement, dated March 22, 2021, by and between GeoComm, Inc. and Maptelligent, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf  by the undersigned hereunto duly authorized.

Maptelligent Inc.

Date: March 26, 2021	By:	/s/ Joseph Cosio-Barron
	Name:	Joseph Cosio-Barron
	Title:	Chief Executive Officer

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